Exhibit 10.25
[Cablevision Letterhead]
June __, 2011
AMC Networks, Inc.
Rainbow Programming Holdings, LLC
11 Penn Plaza
New York, NY 10001
Gentlemen:
     This letter agreement (this “Agreement”) sets forth certain terms and conditions which have been agreed to by and between CSC Holdings LLC (“Cablevision”), AMC Networks Inc. (“AMC”) and AMC’s wholly-owned subsidiary, Rainbow Programming Holdings, LLC (“RPH”), with respect to the management and prosecution of the pending lawsuit (the “Litigation”) entitled Voom HD Holdings LLC (“Voom”) against EchoStar Satellite LLC, predecessor-in-interest to Dish Networks LLC (“EchoStar”), as follows:
     1. Effectiveness. This Agreement shall be effective only from and after the completion of the anticipated separation of the businesses of AMC and its subsidiaries from the other businesses of Cablevision.
     2. Management of Litigation. AMC and RPH agree that Cablevision shall retain full control over all aspects of the day-to-day prosecution and management of the Litigation, including, but not limited, to, the supervision and oversight of outside counsel and the making of all procedural and substantive decisions and the conduct of settlement discussions (subject to Section 3 below). Cablevision shall involve and consult with AMC and RPH with respect to the management of the Litigation and any settlement discussions.
     3. Settlement. Any decision to enter into a settlement of the Litigation shall be made jointly by the parties. AMC and RPH shall ensure that Voom does not enter into any settlement agreement with respect to the Litigation without the prior written consent of Cablevision.
     4. Proceeds. RPH and Cablevision shall share equally in the proceeds received by RPH from the execution upon a final judgment entered in, or a settlement of, the Litigation. RPH agrees, subject only to the requirements of Delaware law and the provisions of the Limited Liability Company Agreement of Voom, to cause a prompt distribution from Voom to its members of any such proceeds, and to promptly deliver 50% of the cash proceeds received by RPH to Cablevision. To the extent any such proceeds are received directly by RPH or AMC or any other subsidiary of AMC, rather than as a distribution from Voom, 50% of such amount shall be promptly delivered to Cablevision.

     To the extent that: (1) any proceeds are received by AMC, RPH or any other subsidiary of AMC in any form of consideration other than cash, the parties shall negotiate in good faith to agree upon a fair market value of the non-cash consideration; and/or (2) any affiliation agreement between EchoStar or any of its affiliates and any of AMC’s networks (an “Affiliation Agreement”) is entered into in connection with any settlement of the Litigation, the parties shall negotiate in good faith to determine what portion of the overall value of such Affiliation Agreement(s) is attributable to the settlement. In either case, the parties agree that: (i) Cablevision shall first receive its share of the total value of the settlement (including cash and non-cash consideration) from the cash consideration paid in the settlement, and shall only receive a portion of the non-cash consideration to the extent that the cash consideration paid in the settlement is less than Cablevision’s share of the total value of the settlement, in which case such amounts will be paid to Cablevision in cash; and (ii) AMC shall pay any such amounts related to an Affiliation Agreement only as and when it actually receives the payments under such Affiliation Agreement(s) from EchoStar or its applicable affiliate. If the parties are unable to agree on such fair market value or the value of an Affiliation Agreement attributable to the settlement, as applicable, they shall discuss in good faith the establishment of a mediation or arbitration process to determine the fair market value.
     5. Expenses. Any legal fees and expenses in excess of the currently budgeted amounts for the remainder of 2011, regardless of whether incurred in 2011 or at any time thereafter, shall be borne equally by AMC/RPH and Cablevision. Each party shall bear its own internal costs incurred in connection with the Litigation.
     6. Shared Privilege. The parties recognize that legal and other professional services related to the Litigation have been and will be rendered for the benefit of each of the parties hereto and their respective affiliates and that each party hereto and its respective affiliates should be deemed to be the client for the purposes of asserting all privileges in connection with the Litigation which may be asserted under applicable law. The parties agree that they shall have a shared privilege with respect to the Litigation, with equal right to assert or waive the privilege. No party may waive any such privilege without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. If a dispute arises between or among the parties or regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith and shall endeavor to minimize any prejudice to the rights of the other parties. Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege, such party shall promptly notify the other parties of the existence of the request and shall provide the other parties a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 6 or otherwise to prevent the production or disclosure of such privileged information.
     7. Further Cooperation. At the request of Cablevision, RPH shall cause Voom to execute and deliver any and all pleadings, filings, notices, letters or other documents required with respect to the Litigation and any agreed-upon settlement of the Litigation.

In addition, AMC and RPH shall cooperate fully in connection with the Litigation (including the defense of any counter-claims by EchoStar).
     8. General Provisions. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) to the applicable General Counsel and will be deemed given on the date on which such notice is received.
     This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all commitments and writings with respect to such subject matter that are as of a date prior to the date of this Agreement. In the event of any inconsistency between this Agreement, this Agreement shall prevail.
     This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties.
     This Agreement shall not be assignable, in whole or in part, by any party without the prior written consent of the other parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided that any party may assign this Agreement to a purchaser of all or substantially all of the properties and assets of such party so long as such purchaser (i) acquires and assumes all of the transferring party’s rights and obligations in the Litigation and (ii) assumes all of the obligations of the transferring party hereunder. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
     This Agreement is solely for the benefit of the parties and shall not be deemed to confer upon any other person any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.
     Each party shall keep secret and retain in the strictest confidence and shall not disclose to any third party any of the terms of this Agreement, except as required by law or legal process (including in connection with the Litigation) or to enforce its rights hereunder.

     Please confirm your acceptance of and agreement to the foregoing by executing this Agreement in the space provided below and returning an executed copy to the undersigned.

Sincerely,

CSC HOLDINGS, LLC

By:

Name:
Title:
AGREED AND ACCEPTED:
AMC NETWORKS, INC.

By:
Name:	Joshua W. Sapan
Title:	President and Chief Executive Officer
RAINBOW PROGRAMMING HOLDINGS, LLC

By:
Name:
Title: